For Immediate Release	Inquiries: Felise Glantz Kissell (215) 409-7287 Kissell-Felise@aramark.com
Gene Cleary (215) 409-7945 Cleary-Gene@aramark.com
Aramark Reports First Quarter Earnings
YEAR-OVER-YEAR SUMMARY
•Revenue +13%; Organic Revenue +13%
◦FSS United States +10%; FSS International +21%1
◦Record revenue performance due to stronger sales volume, pricing, and net new business
•Operating Income +10%2; Adjusted Operating Income (AOI) +28%1
◦Operating Income Margin (9) bps2; AOI Margin +64 bps1
◦Growth driven by scale efficiencies from higher revenue, supply chain initiatives, and cost management
•GAAP EPS (27)%2 to $0.11; Adjusted EPS +33%1 to $0.41
◦Results reflected consistent execution on profitable growth strategies across organization
◦GAAP EPS included expenses associated with the completion of Uniform Services spin-off
•Reduced Net Debt Position by More Than $2.2 Billion versus Prior Year Period
◦Repaid $1.5 billion of Senior Notes due 2025 in the first quarter
◦Over $1.0 billion in cash availability at quarter-end
Philadelphia, PA, February 6, 2024 - Aramark (NYSE: ARMK) today reported first quarter fiscal 2024 results.
"Aramark is off to a great start in this new fiscal year, achieving record revenue across both our FSS U.S. and International segments, along with record first quarter profit in International,” said John Zillmer, Aramark's Chief Executive Officer. “Our teams around the globe are successfully executing on our growth strategies, which are driving top- and bottom- line performance. We’ve seen inflation continue to moderate, which provided a tailwind to profitability during the quarter. We believe the current market landscape presents tremendous opportunities, and both our growth leaders and our supply chain organization are hard at work implementing strategies to further unlock this potential.”

1On a constant-currency basis
2Operating Income, Operating Income Margin, and GAAP EPS included expenses associated with the completion of Uniform Services spin-off.
Operating Income and GAAP EPS reported on a continuing operations basis

FIRST QUARTER RESULTS
Consolidated revenue was $4.4 billion in the first quarter, a 13% increase year-over-year, due to a strong increase in base business volume, pricing actions, and net new business growth. The effect of currency translation reduced revenue by $3 million.

Organic revenue, which adjusts for the effect of currency translation, also grew 13% compared to the prior year period.

	Revenue
	Q1 '24	Q1 '23	Change (%)	Organic Revenue Change (%)
FSS United States	$3,213M	$2,921M	10%	10%
FSS International	1,195	993	20%	21%
Total Company	$4,408M	$3,914M	13%	13%
Difference between Change (%) and Organic Revenue Change (%) reflects the impact of currency translation
May not total due to rounding

•FSS United States revenue growth was led by 1) Education, particularly in Collegiate Hospitality with strong performance in residential dining, retail and catering, as well as contract price increases with the start of the academic year; 2) higher per capita spending and attendance levels at stadiums, along with increased concert activity, in the Sports & Entertainment business; and 3) the start up of significant new client wins and strong base business growth in the Business & Industry sector.
•FSS International revenue grew across all geographies from consistent net new business performance and ongoing base business growth—particularly in the U.K., Canada, and Germany, as well as throughout Latin America.
Operating Income increased 10% year-over-year to $167 million, and AOI grew 28%1 to $231 million. Operating income margin was 9 basis points less than the prior year from higher expenses associated with the completion of the Uniform Services spin-off. AOI margin improved by 64 basis points1 year-over-year. Increased profitability was driven by effective cost management across significantly higher revenue levels and the early benefits from favorable inflation trends. Currency translation had a negligible effect on operating income.

	Operating Income			Adjusted Operating Income (AOI)
	Q1 '24	Q1 '23	Change (%)	Q1 '24	Q1 '23	Change (%)	Constant Currency Change (%)
FSS United States	$175M	$159M	10%	$202M	$170M	19%	19%
FSS International*	46	27	73%	54	39	39%	37%
Corporate	(54)	(34)	(61)%	(25)	(30)	16%	16%
Total Company	$167M	$152M	10%	$231M	$179M	29%	28%
May not total due to rounding
*FSS International Q1 '23 results included the contribution of the Company's noncontrolling interest in AIM Services, which was sold in the third quarter of fiscal 2023
Year-over-year profitability growth resulted from the following segment performance:
•FSS United States drove effective cost management across higher base business volume and benefited from improved supply chain economics related to product sourcing and purchasing initiatives.
•FSS International effectively scaled significant growth in base business and net new business, along with stronger supply chain economics. The segment had record first quarter profitability, despite not having the contribution of AIM Services following the Company's sale of its noncontrolling interest in the third quarter of fiscal 2023.
•Corporate expenses benefited primarily from tightly managed above-unit overhead costs, in addition to lower share-based compensation expense. GAAP results reflected higher spin-off related expenses in the current period.

CASH FLOW AND CAPITAL STRUCTURE
Consistent with the typical quarterly seasonality of the business, Aramark experienced a cash outflow in the first quarter, particularly in Collegiate Hospitality and Sports & Entertainment, as well as a higher use of working capital to support the Company's strong revenue growth. Additionally, Aramark had higher income tax payments in the current year mainly from the prior year sale of AIM Services and paid transaction fees in the quarter related to the completion of the Uniform Services spin-off.

Aramark reduced its net debt position by more than $2.2 billion compared to the prior year period. In the first quarter, the Company redeemed the entire $1.5 billion aggregate principal amount of its 6.375% Senior Notes due 2025 from the proceeds received in conjunction with the Uniform Services spin-off. At quarter-end, Aramark had over $1.0 billion in cash availability.

DIVIDEND DECLARATION
The Company's Board of Directors approved a quarterly dividend of 9.5 cents per share of common stock, as announced on January 31, 2024. The dividend will be payable on February 28, 2024, to stockholders of record at the close of business on February 14, 2024. As previously communicated, this dividend amount continues to represent an increase to Aramark's portion of the pre-spin quarterly dividend due to the Company's strengthening financial profile.

BUSINESS UPDATE
Aramark is off to a strong start in fiscal 2024, reflecting the Company's commitment to its strategic and financial goals. Top-line performance demonstrated the growth mindset firmly in place across the organization, which contributed to increased volume, revenue from net new business, and pricing actions. Improved bottom-line results were primarily due to effective cost management and supply chain strategies, combined with favorable inflation trends. The Company anticipates continued profitable growth and margin expansion through the operational maturing of new business, ongoing supply chain initiatives, front-line contribution from leveraging a flexible operating model and cost control measures. Aramark continues to expect its typical "U-shaped" margin seasonality.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income growth, Adjusted Earnings per Share growth, and Net Debt to Covenant Adjusted EBITDA ("Leverage Ratio") on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the effect of currency translation. The fiscal 2024 outlook reflects management's current assumptions regarding numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
Aramark is highly encouraged by the favorable trends in the business. As a result, the Company updated its fiscal 2024 outlook for both AOI and Adjusted EPS growth and reaffirmed expectations for Organic Revenue growth and Leverage Ratio.

Aramark currently anticipates the following full-year performance for fiscal 2024:

($ in millions except EPS)	FY23	FY24 Outlook
	Post-Spin Reference Point	Year-over-year Growth[1]

Organic Revenue	$16,083	+7%	—	+9%

Adjusted Operating Income	$743	+17%	—	+20%

Adjusted EPS	$1.16	+30%	—	+35%

Leverage Ratio	3.9x2	~3.5x

Note: Previous Outlook for AOI and Adjusted EPS growth was +15% to +20% and +25% to +35%, respectively
[1]Constant currency, except Leverage Ratio
[2]Leverage ratio represents total Company including Uniform Services at year-end
“I am really pleased by our financial performance in the first quarter with the business strengthening as the quarter progressed,” Zillmer continued. “The work we’ve done has centered on building a consistent and sustainable business focused on providing valued services to our clients. We believe the foundation is set for continued success, and we expect our momentum to carry through this year and beyond. I couldn’t be more excited about what’s to come.”

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com, on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 15 countries around the world with food and facilities management. Because of our hospitality culture, our employees strive to do great things for each other, our partners, our communities, and the planet. Aramark has been recognized on FORTUNE’s list of “World’s Most Admired Companies,” Fair360’s “Top 50 Companies for Diversity” and “Top Companies for Supplier Diversity,” Newsweek’s list of “America’s Most Responsible Companies 2024,” the HRC’s “Best Places to Work for LGBTQ Equality,” and earned a score of 100 on the Disability Equality Index. Learn more at www.aramark.com and connect with us on LinkedIn, Facebook, X, and Instagram.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue, adjusted to eliminate the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income
Adjusted Net Income represents Net income from Continuing Operations attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges; the effect of debt repayments on interest expense, net, and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the United States is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency), Net of Interest Adjustment
Adjusted Net Income (Constant Currency), Net of Interest Adjustment represents Adjusted Net Income adjusted to eliminate the impact of currency translation and interest expense, net of tax, recorded during fiscal 2023 on the $1.5 billion Senior Notes due 2025 that were repaid in the current year.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation and the effect of the current year repayment of the Senior Notes due 2025 on interest expense, net of tax, recorded during fiscal 2023.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents Net income from Continuing Operations attributable to Aramark stockholders adjusted for interest expense, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents and short-term marketable securities.

Free Cash Flow
Free Cash Flow represents net cash used in operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

Items to Rebase
Items to Rebase represents the elimination of balances related to the Company's Uniform segment, along with other adjustments related to the spin-off of the Uniform segment, and the elimination of adjustments related to the effect of certain acquisitions.

We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (including on a constant currency basis, net of interest adjustment), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, earnings per share or net cash used in operating activities, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules

Spin-off of Uniform Services - As previously announced, the Company completed the spin-off of Uniform Services into an independent publicly traded company, Vestis Corporation, on September 30, 2023. As a result, the Uniform Services historical results and assets and liabilities included in the spin-off are reported as discontinued operations in the Company's condensed consolidated financial statements for all periods prior to the separation and distribution as reflected below.

Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the change in amortization expense recognized on acquisition-related intangible assets.

Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($6.2 million for the first quarter of 2024).

Spin-off Related Charges - adjustments to eliminate charges related to the Company's spin-off of the Uniform segment, including accounting and legal related expenses, third party advisory costs and other costs. Adjustment also eliminates $8.8 million of charitable contribution expense for the contribution of Vestis shares to a donor advised fund in order to fund charitable contributions.

Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of the Company's ongoing operational performance, primarily for charges related to hyperinflation in Argentina ($3.9 million for the first quarter of 2024 and $1.1 million for the first quarter of 2023), expense for contingent consideration liabilities related to acquisition earn outs, net of reversals ($0.5 million expense for the first quarter of 2024 and $25.7 million net reversal for the first quarter of 2023), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment related to certain real estate properties ($18.3 million for the first quarter of 2023), non-cash charges for the impairment of certain assets related to a business held-for-sale ($5.2 million for the first quarter of 2023), charges related to the retirement of the Company's former Executive Vice President of Human Resources ($2.6 million for the first quarter of 2023), cash termination fees and moving costs related to exiting a real estate property ($1.3 million for the first quarter of 2023) and other miscellaneous charges.

Effect of Debt Repayment on Interest Expense, net - adjustments to eliminate expenses associated with the repayment of the Senior Notes due 2025 by the Company in the applicable period such as charges related to the payment of a call premium ($23.9 million for the first quarter of 2024) and non-cash charges for the write-off of unamortized debt issuance costs ($7.9 million for the first quarter of 2024).
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Adjustment also eliminates the tax related impact of the Company's spin-off of the Uniform segment, including a valuation allowance recorded based on the Company's ability to utilize foreign tax credits ($7.1 million charge for the first quarter of 2024), disallowed transaction costs ($2.6 million charge for the first quarter of 2024) and the restatement of the Company's deferred tax position ($1.9 million benefit for the first quarter of 2024).

Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Effect of Repayment of the Senior Notes due 2025, net - adjustments to eliminate the interest expense, net of tax, recorded during fiscal 2023 on the $1.5 billion Senior Notes due 2025 that were repaid in the current year.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Outlook" and those related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected.
Some of the factors that we believe could affect or continue to affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, climate change, pandemics, energy shortages, sports strikes and other adverse incidents; geopolitical events including, but not limited to, the ongoing conflict between Russia and Ukraine and the growing conflict in the Middle East, global supply chain disruptions, inflation, volatility and disruption of global financial markets; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; risks associated with the recently completed spin-off of Aramark Uniform and Career Apparel ("Uniform") as an independent publicly traded company to our stockholders; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; potential liabilities, increased costs, reputational harm, and other adverse effects based on our commitments and stakeholder expectations relating to environmental, social and governance considerations; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage; variable rate indebtedness that subjects us to interest rate risk; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; and other factors set forth under the headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on November 21, 2023 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	December 29, 2023	December 30, 2022
Revenue	$4,407,765	$3,913,720
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	4,045,078	3,591,802
Depreciation and amortization	105,544	102,597
Selling and general corporate expenses	90,193	67,636
	4,240,815	3,762,035
Operating income	166,950	151,685
Interest Expense, net	114,562	100,951
Income from Continuing Operations Before Income Taxes	52,388	50,734
Provision for Income Taxes from Continuing Operations	23,871	12,736
Net income from Continuing Operations	28,517	37,998
Less: Net loss attributable to noncontrolling interests	(19)	(500)
Net income from Continuing Operations attributable to Aramark stockholders	28,536	38,498
Income from Discontinued Operations, net of tax	—	35,653
Net income attributable to Aramark stockholders	$28,536	$74,151

Basic earnings per share attributable to Aramark stockholders:
Income from Continuing Operations	$0.11	$0.15
Income from Discontinued Operations	$—	$0.14
Basic earnings per share attributable to Aramark stockholders	$0.11	$0.29

Diluted earnings per share attributable to Aramark stockholders:
Income from Continuing Operations	$0.11	$0.15
Income from Discontinued Operations	$—	$0.13
Diluted earnings per share attributable to Aramark stockholders	$0.11	$0.28

Weighted Average Shares Outstanding:
Basic	262,053	259,454
Diluted	264,287	261,414

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	December 29, 2023	September 29, 2023
Assets

Current Assets:
Cash and cash equivalents	$295,597	$1,927,088
Receivables	2,198,781	1,970,782
Inventories	367,614	403,707
Prepayments and other current assets	305,428	297,519
Current assets of discontinued operations	—	620,931
Total current assets	3,167,420	5,220,027
Property and Equipment, net	1,490,475	1,425,973
Goodwill	4,661,018	4,615,986
Other Intangible Assets	1,824,457	1,804,473
Operating Lease Right-of-use Assets	597,965	572,268
Other Assets	678,114	728,678
Noncurrent Assets of Discontinued Operations	—	2,503,836
	$12,419,449	$16,871,241

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$41,513	$1,543,032
Current operating lease liabilities	50,178	51,271
Accounts payable	1,096,193	1,271,859
Accrued expenses and other current liabilities	1,301,530	1,768,281
Current liabilities of discontinued operations	—	395,524
Total current liabilities	2,489,414	5,029,967
Long-Term Borrowings	5,930,220	5,098,662
Noncurrent Operating Lease Liabilities	244,420	245,871
Deferred Income Taxes and Other Noncurrent Liabilities	900,629	914,064
Noncurrent Liabilities of Discontinued Operations	—	1,861,735
Commitments and Contingencies
Redeemable Noncontrolling Interests	8,132	8,224
Total Stockholders' Equity	2,846,634	3,712,718
	$12,419,449	$16,871,241

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Three Months Ended
	December 29, 2023	December 30, 2022
Cash flows from operating activities of Continuing Operations:
Net income from Continuing Operations	$28,517	$37,998
Adjustments to reconcile Net income from Continuing Operations to Net cash used in operating activities of Continuing Operations:
Depreciation and amortization	105,544	102,597
Asset write-downs	—	18,316
Reduction of contingent consideration liability	—	(29,941)
Deferred income taxes	1,175	12,806
Share-based compensation expense	13,654	20,574
Changes in operating assets and liabilities	(825,112)	(758,587)
Payments made to clients on contracts	(45,075)	(33,868)
Other operating activities	64,220	14,357
Net cash used in operating activities of Continuing Operations	(657,077)	(615,748)
Cash flows from investing activities of Continuing Operations:
Net purchases of property and equipment and other	(111,201)	(85,557)
Acquisitions, divestitures and other investing activities	(86,767)	14,369
Net cash used in investing activities of Continuing Operations	(197,968)	(71,188)
Cash flows from financing activities of Continuing Operations:
Net proceeds/payments of long-term borrowings	(1,310,776)	282,375
Net change in funding under the Receivables Facility	600,000	395,065
Payments of dividends	(24,915)	(28,566)
Proceeds from issuance of common stock	4,496	28,198
Other financing activities	(47,808)	(14,538)
Net cash (used in) provided by financing activities of Continuing Operations	(779,003)	662,534
Discontinued Operations:
Net cash provided by operating activities	—	8,543
Net cash used in investing activities	—	(12,936)
Net cash used in financing activities	—	(5,476)
Net cash used in Discontinued Operations	—	(9,869)
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	5,334	11,661
Decrease in cash and cash equivalents and restricted cash	(1,628,714)	(22,610)
Cash and cash equivalents and restricted cash, beginning of period	1,972,367	365,431
Cash and cash equivalents and restricted cash, end of period	$343,653	$342,821

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	December 29, 2023
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,212,732	$1,195,033		$4,407,765
Operating Income (as reported)	$174,765	$46,243	$(54,058)	$166,950
Operating Income Margin (as reported)	5.44%	3.87%		3.79%

Revenue (as reported)	$3,212,732	$1,195,033		$4,407,765
Effect of Currency Translation	165	2,598		2,763
Adjusted Revenue (Organic)	$3,212,897	$1,197,631		$4,410,528
Revenue Growth (as reported)	9.99%	20.38%		12.62%
Adjusted Revenue Growth (Organic)	9.99%	20.65%		12.69%

Operating Income (as reported)	$174,765	$46,243	$(54,058)	$166,950
Amortization of Acquisition-Related Intangible Assets	20,417	3,487	—	23,904
Severance and Other Charges	6,149	—	92	6,241
Spin-off Related Charges	—	—	29,037	29,037
Gains, Losses and Settlements impacting comparability	568	3,879	—	4,447
Adjusted Operating Income	$201,899	$53,609	$(24,929)	$230,579
Effect of Currency Translation	95	(523)	—	(428)
Adjusted Operating Income (Constant Currency)	$201,994	$53,086	$(24,929)	$230,151

Operating Income Growth (as reported)	10.20%	72.81%	(60.62)%	10.06%
Adjusted Operating Income Growth	18.55%	38.81%	16.11%	28.66%
Adjusted Operating Income Growth (Constant Currency)	18.61%	37.46%	16.11%	28.43%
Adjusted Operating Income Margin	6.28%	4.49%		5.23%
Adjusted Operating Income Margin (Constant Currency)	6.29%	4.43%		5.22%

	Three Months Ended
	December 30, 2022
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,921,037	$992,683		$3,913,720

Operating Income (as reported)	$158,582	$26,759	$(33,656)	$151,685
Amortization of Acquisition-Related Intangible Assets	19,121	2,562	—	21,683
Spin-off Related Charges	—	—	1,490	1,490
Gains, Losses and Settlements impacting comparability	(7,397)	9,299	2,449	4,351
Adjusted Operating Income	$170,306	$38,620	$(29,717)	$179,209

Operating Income Margin (as reported)	5.43%	2.70%		3.88%
Adjusted Operating Income Margin	5.83%	3.89%		4.58%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 29, 2023	December 30, 2022
Net Income from Continuing Operations Attributable to Aramark Stockholders (as reported)	$28,536	$38,498
Adjustment:
Amortization of Acquisition-Related Intangible Assets	23,904	21,683
Severance and Other Charges	6,241	—
Spin-off Related Charges	29,037	1,490
Gains, Losses and Settlements impacting comparability	4,447	4,351
Effect of Debt Repayment on Interest Expense, net	31,757	—
Tax Impact of Adjustments to Adjusted Net Income	(15,120)	(5,094)
Adjusted Net Income	$108,802	$60,928
Effect of Currency Translation, net of Tax	(2,382)	—
Effect of Repayment of the Senior Notes due 2025, net	—	18,513
Adjusted Net Income (Constant Currency), Net of Interest Adjustment	$106,420	$79,441

Earnings Per Share (as reported)
Net Income from Continuing Operations Attributable to Aramark Stockholders (as reported)	$28,536	$38,498
Diluted Weighted Average Shares Outstanding	264,287	261,414
	$0.11	$0.15
Earnings Per Share Growth (as reported) %	(27)%

Adjusted Earnings Per Share
Adjusted Net Income	$108,802	$60,928
Diluted Weighted Average Shares Outstanding	264,287	261,414
	$0.41	$0.23
Adjusted Earnings Per Share Growth %	77%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency), Net of Interest Adjustment	$106,420	$79,441
Diluted Weighted Average Shares Outstanding	264,287	261,414
	$0.40	$0.30
Adjusted Earnings Per Share Growth (Constant Currency) %	33%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	December 29, 2023	December 30, 2022
Net Income Attributable to Aramark Stockholders (as reported)	$628,493	$226,024
Less: Income from Discontinued Operations, net of tax	(190,779)	—
Net Income from Continuing Operations Attributable to Aramark Stockholders	$437,714	$226,024
Interest Expense, net	451,087	381,055
Provision for Income Taxes	127,561	81,588
Depreciation and Amortization	412,803	533,293
Share-based compensation expense(1)	69,417	94,879
Unusual or non-recurring (gains) and losses(2)	(375,972)	5,207
Pro forma EBITDA for certain transactions(3)	6,406	7,083
Other(4)(5)	113,763	64,965
Covenant Adjusted EBITDA	$1,242,779	$1,394,094

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$5,971,733	$8,158,968
Less: Cash and cash equivalents and short-term marketable securities(6)	407,300	384,151
Net Debt	$5,564,433	$7,774,817
Covenant Adjusted EBITDA	$1,242,779	$1,394,094
Net Debt/Covenant Adjusted EBITDA(7)	4.5	5.6

(1) Represents share-based compensation expense resulting from the application of accounting for stock options, restricted stock units, performance stock units, deferred stock unit awards and employee stock purchases.

(2) The twelve months ended December 29, 2023 represents the fiscal 2023 gain from the sale of the Company's equity method investment in AIM Services, Co., Ltd. ($377.1 million) and the fiscal 2023 loss from the sale of a portion of the Company's equity investment in the San Antonio Spurs NBA franchise ($1.1 million). The twelve months ended December 30, 2022 represents the fiscal 2023 non-cash charge for the impairment of certain assets related to a business that was sold ($5.2 million).

(3) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(4) "Other" for the twelve months ended December 29, 2023 includes the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($59.4 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($50.3 million), charges related to the Company's spin-off of the Uniform segment ($47.5 million), net severance charges ($39.1 million), the impact of hyperinflation in Argentina ($13.2 million), income related to non-United States governmental wage subsidies ($12.5 million), non-cash charges related to information technology assets ($8.2 million), net multiemployer pension plan withdrawal charges ($6.7 million), non-cash charges for inventory write-downs ($6.1 million), labor charges and other expenses associated with closed or partially closed locations from adverse weather ($5.4 million), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment related to certain real estate properties ($3.3 million) and other miscellaneous expenses.

(5) "Other" for the twelve months ended December 30, 2022 includes the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($40.8 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($37.2 million), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment related to certain real estate properties ($23.4 million), non-cash charges for inventory write-downs to net realizable value and fixed asset write-offs related to personal protective equipment ($20.5 million), severance charges ($19.6 million), United States and non-United States governmental labor related tax credits resulting from the COVID-19 pandemic ($16.1 million), charges related to the Company's spin-off of the Uniform segment ($14.3 million), the favorable impact related to a client contract dispute ($9.6 million), favorable adjustments for the EBITDA impact attributable to equity investments that are permitted in the calculation in accordance with the Credit Agreement and indentures, primarily from the Company's previous ownership interest in AIM Services Co., Ltd. ($8.3 million), the gain from a funding agreement related to a legal matter ($6.5 million), the impact of hyperinflation in Argentina ($4.6 million), the loss from the change in fair value related to certain gasoline and diesel agreements ($2.7 million), legal settlement charges ($2.7 million), due diligence charges related to acquisitions ($2.1 million) and other miscellaneous expenses.
(6) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Condensed Consolidated Balance Sheets.
(7) The twelve months ended December 30, 2022 reflects reported net debt to covenant adjusted EBITDA, which includes the reported results of the Uniform segment prior to the spin-off. The twelve months ended December 29, 2023 has been restated to exclude the results of the Uniform segment for the entire period, including quarters prior to the spin-off.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

Three Months Ended
December 29, 2023
Net cash used in operating activities of Continuing Operations	$(657,077)

Net purchases of property and equipment and other	(111,201)

Free Cash Flow	$(768,278)

Three Months Ended
December 30, 2022
Net cash used in operating activities of Continuing Operations	$(615,748)

Net purchases of property and equipment and other	(85,557)

Free Cash Flow	$(701,305)

Three Months Ended
Change
Net cash used in operating activities of Continuing Operations	$(41,329)

Net purchases of property and equipment and other	(25,644)

Free Cash Flow	$(66,973)

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
REBASED TOTAL ARAMARK ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Fiscal Year Ended
	September 29, 2023
	FSS United States	FSS International	Corporate	Total Aramark	Items to Rebase	Rebased Total Aramark
Revenue (as reported)	$11,721,368	$4,361,844		$16,083,212		$16,083,212
Operating Income (as reported)	$669,570	$114,480	$(148,396)	$635,654		$635,654
Operating Income Margin (as reported)	5.71%	2.62%		3.95%		3.95%

Revenue (as reported)	$11,721,368	$4,361,844		$16,083,212	$—	$16,083,212
Effect of Certain Acquisitions	(186,463)	—		(186,463)	186,463	—
Effect of Currency Translation	9,516	183,410		192,926	(192,926)	—
Adjusted Revenue (Organic)	$11,544,421	$4,545,254		$16,089,675	$(6,463)	$16,083,212

Operating Income (as reported)	$669,570	$114,480	$(148,396)	$635,654	$(10,626)	$625,028
Amortization of Acquisition-Related Intangible Assets	76,798	12,664	—	89,462	—	89,462
Severance and Other Charges	2,310	29,951	552	32,813	—	32,813
Effect of Certain Acquisitions	(8,631)	—	—	(8,631)	8,631	—
Spin-off Related Charges	—	—	19,922	19,922	—	19,922
Gains, Losses and Settlements impacting comparability	(46,869)	18,915	1,994	(25,960)	1,639	(24,321)
Adjusted Operating Income	$693,178	$176,010	$(125,928)	$743,260	$(356)	$742,904

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
REBASED TOTAL ARAMARK ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands)

	Fiscal Year Ended
	September 29, 2023
	Aramark and Subsidiaries	Items to Rebase	Rebased Total Aramark
Net Income Attributable to Aramark Stockholders	$674,108	$(226,432)	$447,676
Adjustment:
Amortization of Acquisition-Related Intangible Assets	115,469	(26,007)	89,462
Severance and Other Charges	37,485	(4,672)	32,813
Effect of Certain Acquisitions	(8,631)	8,631	—
Spin-off Related Charges	51,104	(31,182)	19,922
Gains, Losses and Settlements impacting comparability	(23,550)	(771)	(24,321)
Gain on Sale of Equity Investments, net	(427,803)	51,831	(375,972)
Effect of Debt Repayments and Refinancings on Interest and Other Financing Costs, net	2,522	—	2,522
Tax Impact of Adjustments to Adjusted Net Income	25,390	12,419	37,809
Adjusted Net Income	$446,094	$(216,183)	$229,911
Effect of Repayment of the Senior Notes due 2025, net			74,137
Adjusted Net Income, Net of Interest Adjustment			$304,048

Earnings Per Share
Net Income Attributable to Aramark Stockholders			$447,676
Diluted Weighted Average Shares Outstanding			262,594
			$1.70

Adjusted Earnings Per Share
Adjusted Net Income			$229,911
Diluted Weighted Average Shares Outstanding			262,594
			$0.88

Adjusted Earnings Per Share Net of Interest Adjustment
Adjusted Net Income Net of Interest Adjustment			$304,048
Diluted Weighted Average Shares Outstanding			262,594
			$1.16

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

Twelve Months Ended
September 29, 2023
Net Income Attributable to Aramark Stockholders (as reported)	$674,108
Interest Expense, net	439,585
Provision for Income Taxes	177,614
Depreciation and Amortization	546,362
Share-based compensation expense(1)	86,938
Unusual or non-recurring (gains) and losses(2)	(422,596)
Pro forma EBITDA for certain transactions(3)	4,033
Other(4)	100,681
Covenant Adjusted EBITDA	$1,606,725

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings(5)	$6,763,514
Less: Cash and cash equivalents and short-term marketable securities(6)	573,853
Net Debt	$6,189,661
Covenant Adjusted EBITDA	$1,606,725
Net Debt/Covenant Adjusted EBITDA(7)	3.9

(1) Represents share-based compensation expense resulting from the application of accounting for stock options, restricted stock units, performance stock units, deferred stock unit awards and employee stock purchases.

(2) The twelve months ended September 29, 2023 represents the fiscal 2023 gain from the sale of the Company's equity method investment in AIM Services, Co., Ltd. ($377.1 million), the fiscal 2023 gain from the sale of the Company's equity investment in a foreign company ($51.8 million), the fiscal 2023 non-cash charge for the impairment of certain assets related to a business that was sold ($5.2 million) and the fiscal 2023 loss from the sale of a portion of the Company's equity investment in the San Antonio Spurs NBA franchise ($1.1 million).

(3) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(4) "Other" for the twelve months ended September 29, 2023 includes the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($85.7 million), charges related to the Company's spin-off of the Uniform segment ($51.1 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($47.5 million), net severance charges ($37.5 million), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment related to certain real estate properties ($29.3 million), income related to non-United States governmental wage subsidies ($12.5 million), the impact of hyperinflation in Argentina ($10.4 million), non-cash charges related to information technology assets ($8.2 million), the gain from the sale of land ($6.8 million), net multiemployer pension plan withdrawal charges ($5.9 million), labor charges and other expenses associated with closed or partially closed locations from adverse weather ($5.4 million), legal settlement charges ($2.7 million), non-cash charges for inventory write-downs ($2.6 million), the gain from the change in fair value related to certain gasoline and diesel agreements ($1.9 million) and other miscellaneous expenses.

(5) "Total Long-Term Borrowings" and "Cash and cash equivalents and short term marketable securities" excludes both the outstanding liability and the related cash proceeds resulting from the $1.5 billion of new term loans borrowed by the Uniform Services business in anticipation of the spin-off which occurred on September 30, 2023.
(6) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Condensed Consolidated Balance Sheets.
(7) The twelve months ended September 29, 2023 reflects reported net debt to covenant adjusted EBITDA, which includes the reported results of the Uniform segment prior to the spin-off.